SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2)

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                         LAKELAND FINANCIAL CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

    1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

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    5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or by the Form or Schedule and the date of its filing.

    1) Amount previously paid:


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    2) Form Schedule or Registration Statement No.:

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    3) Filing Party:

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    4) Date Filed:

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


                           NOTICE OF ANNUAL MEETING
                            OF THE SHAREHOLDERS OF
                        LAKELAND FINANCIAL CORPORATION

     The annual meeting of the shareholders of Lakeland Financial Corporation will be held on Tuesday, April 14, 1998, at 12:00 Noon (EST) in the Shrine Building located at the Kosciusko County Fairgrounds in Warsaw, Indiana. The purpose of the meeting will be: (1) to elect four (4) members of the Board of Directors; (2) to increase the authorized capital stock of the Corporation from 10,000,000 shares to 90,000,000 shares; (3) to delete from the Articles of Incorporation the requirement that directors must reside within the Bank's Community Reinvestment Act market area; (4) to delete from the Articles of Incorporation Article IX Section 12 requiring votes in excess of a simple majority upon some corporate transactions; (5) to adopt new Article IX Section 12 of the Articles of Incorporation; (6) to approve the Lakeland Financial Corporation 1997 Share Incentive Plan and the offering of 300,000 shares of Lakeland Financial Corporation common stock thereunder; and (7) to transact such other business as may properly be brought before the meeting.

     Only shareholders of record on the Corporation's books at the close of business on February 23, 1998, will be entitled to vote at the annual meeting.

     A Proxy Statement accompanies and forms a part of this Notice. Your copy of the 1997 Annual Report is also enclosed.



                                  R. Douglas Grant
                                  -------------------------------------------
                                  R. Douglas Grant, President
                                  Lakeland Financial Corporation
                                  P.O. Box 1387
                                  Warsaw, IN  46581-1387
                                  (219) 267-6144



IMPORTANT - PLEASE SIGN, DATE AND MAIL YOUR PROXY PROMPTLY.



     In order to have adequate representation to assure a voting quorum at the meeting, you are urged to return your signed proxy in the enclosed envelope, which requires no postage. If you are able to attend the annual meeting, you may revoke your proxy prior to commencement of the meeting and vote in person.

                        LAKELAND FINANCIAL CORPORATION
                            202 East Center Street
                             Post Office Box 1387
                          Warsaw, Indiana 46581-1387
                                (219) 267-6144

                                PROXY STATEMENT

                        PERSONS MAKING THE SOLICITATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Lakeland Financial Corporation (the "Corporation") of proxies for use at the annual meeting of shareholders of the Corporation to be held on April 14, 1998.

     Lakeland Financial Corporation owns all of the outstanding shares of Lake City Bank, Warsaw, Indiana (the "Bank") and Lakeland Capital Trust (the "Trust"). The total expense of this solicitation will be paid by Lakeland Financial Corporation. In addition to use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, directors and certain employees of the Corporation and the Bank, who will not be specially compensated for such soliciting.

     The approximate date on which this statement and accompanying form of proxy are first mailed to shareholders is March 16, 1998.


                             REVOCABILITY OF PROXY
                             ---------------------

     Any shareholder giving a proxy has the right to revoke it at any time before it is exercised. Therefore, execution of the proxy will not in any way affect the shareholder's right to vote in person if he or she attends the meeting. Revocation may be made prior to the meeting by written notice sent to the President of the Corporation at the offices of the Corporation at 202 East Center Street, P.O. Box 1387, Warsaw, Indiana, 46581-1387; or it may be done personally upon oral or written request at the annual meeting. The shares represented by proxies will be voted as instructed by the shareholders giving the proxies. In the absence of specific instructions to the contrary, proxies will be voted "FOR" the election of the nominees for directors listed and "FOR" each of the proposals numbered two through six.


                             VOTING OF SECURITIES
                             --------------------

     Only shareholders of record as of February 23, 1998, will be entitled to vote. The Corporation presently has, as its only class of voting securities, 2,899,495 shares of common stock. Each share entitles the holder thereof to one vote upon each matter to be voted upon at the annual meeting. The affirmative vote of a majority of the shares present at the annual meeting will be sufficient to elect nominees and adopt the proposals submitted by the directors.

                              SECURITY OWNERSHIP
                              ------------------

     As of February 20, 1998, the following persons or groups, as best known to the Corporation, were beneficial owners of more than five percent of the Corporation's voting securities. The sole class of voting securities is common stock.



                                     Amount and Nature
  Name and Address                     of Beneficial            Percent of
    of Owners                            Ownership                Class
---------------------------      -----------------------        ----------

Helen Koch                          157,052 Shares (1)            5.42%
1511 Locust - Apt. 201
Elkhart, IN  46514

Lakeland Financial                  326,471 Shares (2)           11.26%
Corporation 401(k) Plan
Post Office Box 1387
Warsaw, Indiana  46581-1387

(1) All 157,052 shares are held in the Ola Sloan Testamentary Trust for Helen Koch. This information has been supplied by the trust for which the Bank serves as trustee. Helen Koch, the beneficiary of this trust, exercises voting power but not investment power over the shares held in the trust.

(2) This information has been supplied by the Bank which serves as trustee of the trust for the plan. Participant employees of the Corporation and the Bank exercise voting and investment power over the shares attached to their respective accounts. The Bank exercises sole investment power over those shares not allocated to any participant account.

     As of February 20, 1998, the following table shows the number of common shares beneficially owned by all directors and nominees naming them, and of all directors and officers as a group, not naming them. The sole class of voting securities is common stock.

  Name of Individual or              Amount and Nature
   Number of Persons                  of Beneficial             Percent of
      In Group                        Ownership (1)                Class
---------------------------      -----------------------        ----------

Eddie Creighton                          70,080 (2)                2.42%
Anna K. Duffin                            1,500 (3)                 (12)
L. Craig Fulmer                           1,494                     (12)
R. Douglas Grant                         47,083 (4)                1.62%
Jerry L. Helvey                          32,424 (5)                1.12%
Allan J. Ludwig                           2,196 (6)                 (12)
J. Alan Morgan                           51,200 (7)                1.77%
Richard L. Pletcher                         620 (8)                 (12)
Joseph P. Prout                           7,940 (9)                 (12)
Terry L. Tucker                           2,640                     (12)
George L. White                           1,320 (10)                (12)
Officers and Directors                  246,190 (11)               8.49%
  as a Group
  (14 individuals
  including those
  named above)

(1) The information contained in this column is based upon information furnished to the Corporation by the persons named above and as shown on the transfer records of the Corporation. The nature of beneficial ownership for shares shown in this column, unless otherwise noted, represents sole voting and investment power.

(2) Includes 56,086 shares held by CB Farms, LLC, as to which Mr. Creighton shares voting and investment powers; 4,094 shares held by Mr. Creighton's Individual Retirement Account as to which he exercises both voting and investment power; and 1,980 shares, held by Mr. Creighton's wife, with respect to which shares he disclaims any beneficial ownership.

(3) All of which shares Mrs. Duffin owns jointly with her husband and shares voting and investment power.

(4) This includes all shares which have been allocated to Mr. Grant under the 401(k) Plan for 1996 and all prior years.

(5) Includes 25,310 shares held individually by Mr. Helvey's wife, as to which shares he disclaims any beneficial interest.

(6) Includes 600 shares held by Ludwig, Inc., as to which Mr. Ludwig exercises voting and investment power.

(7) Includes 158 shares held individually by Mr. Morgan's wife, with respect to which shares Mr. Morgan disclaims any beneficial interest.

(8) Includes 200 shares held by Mr. Pletcher's Individual Retirement Account. Also included are 200 shares held by Mr. Pletcher's wife's Individual Retirement Account, with respect to which shares Mr. Pletcher disclaims any beneficial interest.

(9) Includes 2,000 shares held individually by Mr. Prout's wife, with respect to which shares Mr. Prout disclaims any beneficial interest.

(10) Includes 1,210 shares held jointly with Mr. White's wife, with whom he shares voting and investment power.

(11) This includes shares which have been allocated to Executive Officers under the 401(k) Plan for 1996 and all prior years.

(12) The named director's percentage ownership of the Corporation's common securities is less than one percent (1%).


                             ELECTION OF DIRECTORS
                             ---------------------

     It is intended that all shares represented by proxy will be voted "FOR" the re-election of the incumbent directors listed below, unless otherwise instructed.

     The following table contains information with respect to nominees, whose terms as incumbent directors expire on April 14, 1998. The information includes service to Lake City Bank prior to the formation of Lakeland Financial Corporation.
                                                                Term
   Name                  Age        Date                       Expires
   ----                  ---        ----                       -------

Anna K. Duffin           64         Director since 1994         4/1998

          Mrs. Duffin is active in civic affairs in the Goshen area.

L. Craig Fulmer          55         Director since 1993         4/1998

          Mr. Fulmer is Chairman of Heritage Financial Group, Inc., a real estate investment and management company based in Elkhart, Indiana.

Joseph P. Prout          69         Director since 1971         4/1998

          Mr. Prout is President of Owens Supermarkets, Inc., a food supermarket chain.

Terry L. Tucker          57         Director since 1988         4/1998

          Mr. Tucker is President of Maple Leaf Farms, Inc., which is primarily engaged in duck production, processing and sales, although it also processes and sells other food products.


                              INCUMBENT DIRECTORS
                              -------------------

     In addition to the foregoing incumbent directors who shall stand for election at the annual meeting April 14, 1998, the following named individuals serve on the Board of Directors.
                                                                Term
   Name                  Age        Date                       Expires
   ----                  ---        ----                       -------

Eddie Creighton          65         Director since 1970         4/1999

          Mr. Creighton is General Manager of CB Farms, LLC, which owns and operates Creighton Brothers, LLC and Crystal Lake, LLC, which are involved in poultry and egg production and sales, although they also produce and sell other agricultural and food products.

R. Douglas Grant         64         Director since 1980         4/2000

          Mr. Grant has served as President of the Bank since 1980 and as President of the Corporation since its formation. In 1993, Mr. Grant was elected as Chairman of the Board of Directors of both the Corporation and the Bank.

Jerry L. Helvey          64         Director since 1974         4/2000

          Mr. Helvey is President of Helvey & Associates, Inc., a group of collection agencies.

Allan J. Ludwig          59         Director since 1996         4/2000

          Mr. Ludwig is an entrepreneur and industrial developer.

J. Alan Morgan           62         Director since 1974         4/1999

          Mr. Morgan is retired.

Richard L. Pletcher      56         Director since 1992         4/2000

          Mr. Pletcher is President of Pletcher Enterprises, Inc., a holding company, and CEO of its principal subsidiary Amish Acres, LLC, a heritage resort.

George L. White          65         Director since 1984         4/1999

          Mr. White retired as President of United Telephone Company of Indiana, Inc. on December 31, 1991.

     No Director is a director of another "public corporation" (i.e. subject to the reporting requirements of the Securities Exchange Act of 1934) or of any investment company, except Mr. Fulmer who is a director of Starcraft Corporation.

                   PROPOSALS TO BE SUBMITTED TO SHAREHOLDERS
                   -----------------------------------------

     The following proposals were adopted by the Board of Directors of the Corporation subject to the shareholders approval at the November and December, 1997 meetings of the Board of Directors. The Board of Directors recommends approval of each of these proposals. It is intended that all shares represented by proxy will be voted "FOR" each proposal unless instructed otherwise. The numbers assigned to the proposals below match the numbers on the notice of the meeting and on the proxy.

                                  PROPOSAL #2
                           INCREASE OF CAPITAL STOCK
                           -------------------------

     The Board of Directors proposes that Article V Section 1 of the Articles of Incorporation be amended to increase the total number of authorized shares of the common capital stock of the Corporation from 10,000,000 to 90,000,000. The additional shares would have the same rights as all existing shares. If approved, Article V Section 1 would read as follows:

          SECTION 1. NUMBER OF SHARES. The total number of shares which the Corporation is to have authority to issue is 90,000,000, all of which are without par value.

     In the event the additional shares are authorized, the balance (authorized but unissued) of 87,093,008 shares of common capital stock would be available for issuance and use in connection with business acquisitions by the Corporation, other types of financing (both equity and debt), distributions to shareholders of future stock splits or dividends, shares for the proposed 1997 Share Incentive Plan if approved by the shareholders and other corporate purposes. The Board of Directors would have the power to issue all or any part of such shares without further authorization of the shareholders. Examples of such issuance and use of additional shares would include the Corporation's acquisition of the stock or the assets of another company, or the issuance of shares to the public in one or more transactions to raise additional capital. In other instances, shareholders authorization would have to be obtained, as, for example, an acquisition by means of a statutory merger or the adoption of certain additional employee stock option or related plans. It is the intention of the Board of Directors that the issuance of additional shares would not be submitted to a shareholder vote unless required by applicable law.

     Although the proposed amendment is not intended to be an anti-takeover measure, shareholders should note that, under certain circumstances, the additional shares could be used to make any attempt to gain control of the Corporation or the Board of Directors more difficult or time-consuming. Any of the additional shares could be privately placed with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. It is possible that such shares could be sold with or without an option on the part of the Corporation to repurchase such shares, or on the part of the purchaser to put such shares to the Corporation.

     If the increase in shares is authorized, it is the intention of the Board of Directors to use some of the authorized but unissued shares for a stock split or dividend during 1998. Other than this, the Board of Directors has no present intention to issue any of the additional shares either in connection with any acquisition, any equity or other financing, or otherwise.

                                  PROPOSAL #3
                    DELETE DIRECTOR'S RESIDENCY REQUIREMENT
                    ---------------------------------------

     The Board of Directors proposes that Article VII Section 3 of the Articles of Incorporation be amended by deleting subparagraph (b), which requires that each director reside within the Bank's Community Reinvestment Act market area.

     This requirement was included in the original Articles of Incorporation at a time when by law the Bank was limited to conducting business in Kosciusko County, Indiana. Since that time the laws have been changed to permit both statewide and interstate banking. As the market area of the Bank has expanded, the Board has from time to time considered whether or not it would be beneficial to elect directors who reside outside the existing market area boundaries, but whose business is conducted within the Bank's market area; or, directors who reside in areas not covered by the Bank's market area, but reside in an area considered to be desirable for expansion in the near future. Approval of this proposal will permit the election of directors who do not reside in the Bank's Community Reinvestment Act market area.

     As the Corporation has expanded throughout north central Indiana, the search for new directors has become more regional in nature and less focused upon a specific county or counties. This trend will continue in the future as the Corporation continues to expand. Deletion of the residency requirement will permit recruitment of directors in anticipation of this expansion, rather than in reaction to it.

     If the residency requirement is deleted, the Board of Directors has no present intention of adding a new director who lives outside the Bank's market area. The adoption of this proposal will simply increase the pool of eligible persons to serve on the Board of Directors at such times as the Board of Directors consider future appointments.

                                  PROPOSAL #4
                         DELETE SUPER-MAJORITY VOTING
                         ----------------------------

     The Board of Directors proposes that Article IX Section 12 of the Articles of Incorporation be deleted in its entirety. Article IX Section 12 of the Articles of Incorporation requires the affirmative vote of two-thirds of the outstanding shares of the common stock of the Corporation to approve (a) any merger or consolidation with a control person; (b) any sale, lease, exchange or transfer of any material part of the assets of the Corporation to any control person; and (c) any liquidation or dissolution of the Corporation. A "control person" is defined as any person or entity which owns or controls, directly or indirectly, 10% or more of the outstanding voting securities of the Corporation or which has acquired 5% or more of the outstanding voting securities of the Corporation within the twelve (12) months immediately preceding any such vote.

     The super majority voting requirements were included in the Articles of Incorporation at the time the Corporation was formed to slow down or prevent a hostile takeover. These provisions, much like those for directors residency, were a proactive reaction to an unknown future hostile takeover environment which has since proved to be nearly nonexistent. As a result, the Board of Directors finds that these limitations could restrict its ability to manage the Corporation, without any corresponding benefit.

     If the Super-Majority provisions are deleted, the Board of Directors has no present intention of entering into any transaction which would now require a super-majority vote. Also, to the best knowledge of the Board of Directors and management, there is not presently any person or entity which would qualify as a control person.

                                  PROPOSAL #5
                      CONSIDERATION OF COMMUNITY FACTORS
                      ----------------------------------

     The Board of Directors proposes that a new Article IX Section 12 be added to the Articles of Incorporation which will require the Board of Directors to consider the interest of community, employees and customers when considering any merger, sale or other corporate transaction. The new Article IX Section 12 shall read as follows:

     "SECTION 12. Prior to the approval of any merger, consolidation, sale, exchange, transfer, mortgage, liquidation or dissolution of all or substantially all of the assets of the Corporation, the Board of Directors shall make an evaluation of all relevant factors and issues arising out of or in connection with any such transaction and shall report to the shareholders the conclusions which the Board of Directors reaches from such evaluation. Relevant factors and issues shall include, but are not limited to, consideration of the impact which any such transaction would have on: (a) the community in which the Corporation or its subsidiaries conducts business; (b) the employees of the Corporation or any of its subsidiaries; and (c) the suppliers and customers of the Corporation and its subsidiaries; and may also include any and all other factors which the Board of Directors in its discretion deems relevant."

     This provision will require that the Board of Directors take into consideration the effect of the identified transactions on the community, employees, suppliers and customers of the Corporation affected by a proposed transaction and report their conclusions to the shareholders. The shareholders do not have to consider the report when voting their shares. The purpose of this amendment is to ensure that the shareholders will be fully informed of the effect of a proposed transaction on constituencies which have no vote on the transaction but are impacted by the vote.

     The Corporation and the Bank are now and have been for many years community based organizations. Historically, the Bank and its offices have strong roots in the communities in which they do business and a sincere effort is made by the Bank to ensure that employees live and are active in the communities in which they work. Moreover, many of our shareholders live and work in these same communities. As a result, our communities and shareholders rely upon the various offices not only for their financial needs, but as a source of people to serve the community. With this community based philosophy in mind, the Board of Directors believes that it is in the best interest of the Corporation that these needs and the effects of transactions upon the employees, communities, suppliers and customers be brought to the attention of the shareholders before a vote is taken that may alter these relationships.

     This provision might be considered as an anti-takeover provision since it ensures that certain information is brought before the shareholders that otherwise might not be formally considered; however, the Board of Directors does not propose this as a means to oppose a hostile takeover, but to ensure that any transaction (hostile or friendly) is voted upon by the shareholders with as complete knowledge as possible of the effects of a proposed transaction.

     If this provision is adopted, the Board of Directors has no present knowledge of any transaction to which this provision would apply.

                                  PROPOSAL #6
                     APPROVAL OF 1997 SHARE INCENTIVE PLAN
                     -------------------------------------

     The Board of Directors proposes and has approved the Lakeland Financial Corporation 1997 Share Incentive Plan (the "1997 Plan") effective as of December 9, 1997, subject to approval by the shareholders. A total of 300,000 shares of authorized but unissued Lakeland Financial Corporation common stock will be reserved for use in the Plan, if it is approved, having a market value as of February 20, 1997 of $14,100,000.00. The Plan shall be administered by a committee of Directors who are not members of the Plan at the time of the grant of options (the "Committee"). All employees and directors are eligible to participate in the Plan. The Committee will designate those employees and directors who will participate in the Plan and the number of shares to be offered to each Participant.

     The purpose of the Plan is to promote the long-term financial performance of the Corporation by (a) attracting and retaining executive and other key employees and directors of the Corporation and the Bank through incentive compensation opportunities; (b) motivating such employees and directors to further the long- term goals of the Corporation and the Bank; and (c) furthering the identity of interests of participating employees, directors and Corporation shareholders through opportunities for increased employee ownership of the Corporation.

     The option price is to be established by the Committee at the time of the grant, but may not be less than the fair market value of the shares (as reported on the NASDAQ market system) on the day before the date of the grant. The terms of the grant will be determined by the Committee to meet the purposes and objectives of the Plan and will be specified in a written agreement with the employee or director. The grantee of the option will not have any rights of a shareholder until the option is exercised and such shares have been paid for and issued. The maximum term for which an option can be granted is ten (10) years, although the Committee can reduce the time the option is exercisable. Unexercised options terminate upon termination of employment except disability, death or retirement. The complete text of the Plan is set forth in "Exhibit A" to this Proxy Statement.

     The Plan may be amended or terminated by the Committee at any time, however the Committee must have the consent of the holders of a majority of Corporation shares entitled to vote at a duly held meeting of shareholders to:
(a) increase the number of shares which may be issued; (b) reduce the minimum option price; (c) increase the maximum period during which options may be exercised; (d) extend the term of the Plan; or

(e) amend the standards for participation. Amendment or termination of the Plan will not affect any grant or award previously made to a participant.

     The Plan is not qualified under Section 401(a) of the Internal Revenue Code. However, some options granted under the Plan are intended to meet the requirements of Incentive Share Options under Section 422 of the Internal Revenue Code. An optionee granted an Incentive Share Option under the Plan does not realize any income for tax purposes at the time an Incentive Share Option is granted or exercised, and, if he or she does not dispose of the shares acquired on exercise of the option for a period of two years from the date of grant, and eighteen (18) months after exercise, the optionee will be taxed at long-term capital gains tax rates in the year during which the shares are sold. The Corporation will not be entitled to any deduction with respect to the grant or the exercise of the option.

     If the employee disposes of the shares at a gain before expiration of the two year period after grant of the option, or within eighteen (18) months after exercise of the option, the option will fail to qualify as an Incentive Share Option and the delay of taxation described above will not apply.

     Optionees may be subject to the Alternative Minimum Tax for the bargain element of the option at the time of exercise of an Incentive Share Option. The tax is on the amount by which Alternate Minimum Tax Income exceeds exemptions ($33,750 for a single person, $45,000 for a joint return or surviving spouse, and $22,500 for estates and trusts or married persons filing separately). The tax is 26% for the first $175,000 that exceeds the exemptions, and 28% for any additional amount that exceeds the exemptions. A taxpayer's net capital gains are taxed at the rates of 20% and 10% for Alternative Minimum Tax purposes pursuant to the recent tax relief legislation passed by Congress. These exemptions will be reduced by 25 cents for each $1.00 by which Alternative Minimum Tax Income exceeds $150,000 for joint filers and surviving spouses, $112,500 for single tax payers and $75,000 for married tax payers filing separately and for estates and trusts. If the Alternative Minimum Tax is greater than the regular tax applicable to the subject income, the excess thereof is imposed in addition to the regular tax.

     The excess of the fair market value of a share (valued at the time of exercise) over the option price of shares issued pursuant to the exercise of an Incentive Share Option is an item of tax preference under the Alternative Minimum Tax.

     The exercise of an option may result in the Corporation's obligation to collect from the employee and pay to governmental authorities withholding taxes.

     An option that fails to qualify as an Incentive Share Option is a Non-Qualified Share Option and does not result in taxable income at the time the option is granted. Upon exercise of the option, the optionee will realize ordinary income to the extent of the difference between the fair market value of the shares at the date of exercise and the price paid. The Corporation will be entitled to a federal income tax deduction equal to the amount treated as ordinary income to the employee. The amount treated as ordinary income to the optionee under a Non-Qualified Share Option is not a tax preference item under the Alternative Minimum Tax.

     As the amount of ordinary income realized by the optionee will be treated as compensation, it will likely be subject to applicable withholding of federal and state income taxes and social security taxes. The Corporation will make arrangements with the optionee, prior to the delivery of any shares purchased, for the payment by the optionee of the amount of money required to be so withheld by the optionee's employer.

     The basis of shares in the hands of the optionee after exercise will be equal to the price paid by the optionee plus the amount of ordinary income realized upon exercise. A subsequent gain or loss on sale of the shares will be taxed at ordinary income tax rates.

                              EXECUTIVE OFFICERS
                              ------------------

     The following named individuals in addition to Mr. Grant serve as executive officers of the Corporation.

Name                              Age                  Date
----                              ---                  ----

Paul S. Siebenmorgen              48                   Officer since 1980

     Mr. Siebenmorgen presently serves as an Executive Vice President of both the Corporation and the Bank and has served as an officer of the Bank since 1980.

Walter L. Weldy                   57                   Officer since 1990

     Mr. Weldy presently serves as an Executive Vice President of both the Corporation and the Bank. He first joined Lake City Bank as a Senior Vice President in 1990.

Terry M. White                    40                   Officer since 1993

     Mr. White presently serves as Executive Vice President, Secretary and Treasurer of the Corporation and the Bank. He first joined Lake City Bank as a Senior Vice President in April, 1993. Prior to joining Lake City Bank, Mr. White served as First Vice President, Chief Planning and Investment Officer of Norwest, Indiana, Fort Wayne and its predecessor Lincoln Financial Corp. from December, 1985 to March, 1993.

     There are no arrangements or understandings between any of the directors, executive officers, or any other persons pursuant to which any of the Corporation's directors or executive officers have been selected for their respective positions.


                         COMPLIANCE WITH SECTION 16(a)
                         -----------------------------

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Corporation pursuant to Securities and Exchange Act Rule 16a-3(e) during its most recent fiscal year and Form 5 and amendments thereto furnished to the Corporation with respect to its most recent fiscal year, no director or executive officer failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Securities Exchange Act of 1934, except Mr. Weldy who filed one late report.


                BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
                ----------------------------------------------

     All members of the Board of Directors of the Corporation also serve as members of the Board of Directors of the Bank. The Board of Directors held 12 regularly scheduled meetings during 1997. The Board of Directors has, in addition to other committees, an Audit Committee and a Compensation Committee. There is no Nominating Committee.

     The Audit Committee, comprised of Anna K. Duffin, Richard L. Pletcher, Terry L. Tucker and George L. White, held 12 meetings during 1997. The functions performed by the Audit Committee include: making recommendations to the Board of Directors with respect to selection of the Corporation's independent auditors; reviewing the independence of the independent auditors; reviewing actions by management on the independent auditors' and internal auditors' recommendations; meeting with management, the internal auditors and the independent auditors to review the effectiveness of the Corporation's system of internal control and internal audit procedures; and reviewing reports of bank regulatory agencies and monitoring management's compliance with recommendations contained in those reports. To promote independence of the audit function, the committee consults separately and jointly with the independent auditors, the internal auditors and management.

     The Compensation Committee comprised of L. Craig Fulmer, R. Douglas Grant, Jerry L. Helvey and George L. White held 2 meetings during 1997. The functions performed by the Compensation Committee include making recommendations to the full Board of Directors with respect to officer's salaries and setting awards in accord with the Corporation's benefit plans.


                             DIRECTORS' ATTENDANCE
                             ---------------------

     During 1997, no director attended less than 75% of the total number of meetings they were eligible to attend, except Mr. Morgan who attended 38%, Mr. Prout who attended 63% and Mr. Tucker who attended 71%.


                            EXECUTIVE COMPENSATION
                            ----------------------

     Shown below is the compensation paid by the Corporation, and its subsidiary, for the years 1997, 1996 and 1995 to each of its executive officers in an amount exceeding $100,000.


                          SUMMARY COMPENSATION TABLE(1)
                          -----------------------------

                              Annual Compensation
                              -------------------

     (a)                     (b)      (c)          (d              (e)
Name and                                                        All other
Principal Position          Year    Salary($)    Bonus($)    Compensation($)(2)
------------------          ----    ---------    --------    ------------------

R. Douglas Grant            1997     260,000      73,500          17,167
  Chairman, President       1996     210,000      66,500          22,914
  and Chief Executive       1995     190,000      66,000          27,714
  Officer

Paul S. Siebenmorgen        1997     112,538      24,998          10,200
  Executive Vice President  1996      95,230      22,727          12,476
                            1995      86,580      23,529          11,345

Walter L. Weldy             1997      89,408      17,436           8,763
  Executive Vice President  1996      73,534      11,425          10,534
                            1995      65,285      11,857           8,900

Charles D. Smith            1997      89,000      13,860           7,477
  Senior Vice President     1996      79,250      12,557          10,126
  of Bank                   1995      71,754      13,000           9,582

(1) The Corporation does not maintain any Long-Term Compensation Plans or programs for its executive officers.

(2) The amounts set forth in column (e) for Mr. Grant, Mr. Siebenmorgen, Mr. Weldy and Mr. Smith include the following:


     401(k) Plan matching contributions, including Supplemental 401(k), paid by the Corporation($)

            Mr. Grant      Mr. Siebenmorgen      Mr. Weldy      Mr. Smith
1997 -       11,875*             8,440*             6,706          6,690
1996 -       18,000             11,427              8,824          9,504
1995 -       22,800             10,390              7,834          8,610

*1997 Supplemental 401(k) contributions not yet available.

                              PENSION PLAN TABLE
                              ------------------

     The Corporation's defined benefit retirement plan covers all employees over 21 years of age with more than one year of service. The benefit is computed on the basis of average salary or wages for the five (5) years preceding retirement which produces the highest benefit. Normal retirement age is 65. Participants receive credit for 2-1/2% of their average salary for each year up to 20 years service. The principal benefit under the plan is a lifetime annuity for the joint lives of participants and their spouses. This amount is offset by social security benefits. On December 31, 1985, the then existing plan was terminated and the current plan was adopted effective January 1, 1986. Participants in the terminated plan were paid cash or received annuities for their earned benefits as of December 31, 1985. The amounts paid for annuities purchased as a part of the plan termination will reduce the benefits to be paid out of the new plan. Mr. Grant and Mr. Siebenmorgen received annuities costing $33,286 and $1,878, respectively, as a part of the plan termination.


Remuneration                    Years of Credited Service
------------                    -------------------------

                    15          20          25          30          35
                --------------------------------------------------------

  100,000         37,500      50,000      50,000      50,000      50,000
  150,000         56,250      75,000      75,000      75,000      75,000
  200,000         75,000     100,000     100,000     100,000     100,000
  250,000         93,750     125,000     125,000     125,000     125,000
  300,000        112,500     150,000     150,000     150,000     150,000
  350,000        131,250     175,000     175,000     175,000     175,000
  400,000        150,000     150,000     150,000     150,000     150,000
  450,000        168,750     225,000     225,000     225,000     225,000
  500,000        187,500     250,000     250,000     250,000     250,000


     The amounts shown above include amounts payable under a Supplemental Employees Retirement Plan which is a non-qualified plan payable as a general creditor of the Corporation. In 1989, the Corporation amended its defined benefit plan and the amendments could result in highly compensated employees receiving a reduced pension benefit. The Supplemental Employee Retirement Plan did not create any new benefits, but was adopted to offset any such reduction in pension benefits.

     The salaries and bonuses shown in the Summary Compensation Table for Mr. Grant, Mr. Siebenmorgen, Mr. Weldy and Mr. Smith approximate covered compensation under the plan. Mr. Grant, Mr. Siebenmorgen, Mr. Weldy and Mr. Smith had 19, 17, 7 and 11 years of credited service respectively at December 31, 1997.


                       COMPENSATION COMMITTEE INTERLOCKS
                                      and
                             INSIDER PARTICIPATION
                       ----------------------------------

     During 1997, this Committee consisted of Mr. Fulmer, Mr. Grant, Mr. Helvey, and Mr. White. Inside directors (full-time employees of the Corporation) serving on the Compensation Committee are asked to leave the meeting during the time the Committee is deliberating their compensation or that of their superiors, but inside directors do participate in evaluating and establishing the salaries of other executive officers. Mr. Grant, the President and Chief Executive Officer of the Corporation, participated during 1997 in establishing the salaries of all executive officers except his own.

                     REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION
                     ------------------------------------

     The Compensation Committee has furnished the following report on Executive Compensation.

General
-------

     The Corporation annually reviews executive officer compensation in December with the new compensation to become effective on the following January 1. In establishing executive compensation the Corporation has historically divided compensation into two (2) separate components: salary and bonus. When fixing an individual executive officer's compensation these two
(2) components are intended to work together to compensate the executive officer fairly for his services and reward the executive officer based upon the Corporation's performance during the year. The Corporation further encourages the executive officers and all employees to acquire a personal interest in the long-term success of the Corporation through stock ownership under the Corporation's 401(k) Plan. The Board of Directors retains final approval over executive compensation.

Salary
------

     Executive officer salaries are established by the Corporation based upon a wide variety of factors, including prior years salary, duties and responsibilities, evaluations by supervisors, and salaries for comparable positions paid by similarly situated financial institutions. When establishing the salary of executive officers other than Mr. Grant, Mr. Grant participates and makes recommendations to the Committee. Furthermore, the Committee has available copies of an annual survey of financial institution salaries paid by Indiana banks published by the Indiana Banker's Association and also a salary survey prepared by Crowe, Chizek and Company, LLP. Using this information the Committee establishes salaries using an informal and subjective analysis, primarily focused upon paying competitive salaries sufficient to retain the services of its executive officers without paying salaries which are significantly greater than those paid by similarly situated financial institutions. Although overall profitability of the Corporation is a factor in establishing executive officer salaries, no specific weight is given to financial performance. Likewise, consideration is given to the performance of the Corporation's stock during the preceding several years, but no specific weight is given to this factor. The salary paid to Mr. Grant, as President and Chief Executive Officer, during 1997 as shown in the Summary Compensation Table of the Proxy Statement was based upon the Board's satisfaction in 1996 with the overall profitability of the Corporation and performance of the Corporation's stock and retaining his services for future years, without any specific reference being made to qualitative or quantitative performance factors. Similar considerations were used in establishing Mr. Grant's 1998 salary.

Bonus
-----

     Executive officer bonuses, including Mr. Grant's, are determined by an established Executive Incentive Compensation Program which is periodically reviewed by the Committee. The Bonus Program applies to all executive officers of the Corporation, as well as designated officers of the Bank. As established, the Committee retains the right to modify the Program and/or withhold payment at any time. Historically, payments have not been withheld since its adoption. The Bonus Program is designed to encourage the Executive Officers to maximize the annual profits of Lake City Bank with an incentive to conserve capital. During its December 1997 review, the Committee chose not to modify the Bonus Program or withhold payment for fiscal year 1997. On December 31, 1993, the Corporation and Bank adopted provisions of Statement of Financial Accounting Standard ("SFAS") 115 which requires recognition of unrealized gains or losses on certain debt and equity securities held in the Bank's investment securities portfolio at year end. For purposes of the Bonus Program, unrealized gains and losses in the investment securities portfolio of the Bank are excluded from equity capital.

     Bonuses are computed on the Return on Investment (Shareholders' Equity). It is based upon net profit (after taxes) and includes all realized securities gains and losses (including tax effect), before payment of bonuses and contributions to the 401(k) Plan. The year end Return on Investment computed on the January 1 shareholders' equity must equal or exceed 12% or no bonus is paid. Thereafter, based upon an established schedule, a percentage of each eligible officer's salary is paid as a bonus.

     As established, the Bonus Program provides that the President and Chief Executive Officer of the Corporation receives two (2) times the established percentage for his bonus and the Executive Vice Presidents receive one and one half (1 1/2) times the established percentage for their bonuses. For 1996 the Return on Investment established a 17.5% bonus payable in 1997. Bonuses for officers receiving promotions during the year are prorated.

Stock Ownership
---------------

     The Corporation encourages all employees, including executive officers, to acquire its stock and participate in its long-term growth. To facilitate this, the Corporation has adopted the Lakeland Financial Corporation 401(k) Plan (the "Plan") effective January 1, 1984, which includes as an option investment in Corporation stock. Under the Plan employees are eligible to redirect up to 9% of their regular basic compensation into a tax deferred trust. All employees 21 years of age and older having more than 1 year service with the Bank or the Corporation are eligible to participate in the Plan; however, participation is voluntary. The Plan requires that the Corporation make matching contributions for participants under certain conditions described below. Corporation matching contributions are made on up to 6% of each participant's regular basic compensation. In those years in which the Corporation has paid a dividend to its shareholders, the Corporation will make a matching contribution to the Plan according to the following schedule based upon the net earnings of the Corporation, before making any deductions for employee incentive plans, expressed as a percentage of the January 1 equity capital of the Corporation:

              Percentage of                      Percentage Match of
              Equity Capital                  Participant Contributions
             ----------------                 -------------------------

             Less than 13.00%                           25%
             13.00% to 14.99%                           50%
             15.00% to 16.99%                           75%
             17.00% to 18.99%                          100%
             19.00% to 20.99%                          125%
             21.00% to 22.49%                          150%
             22.50% to 23.99%                          175%
             24.00% or more                            200%

     Due to the adoption of SFAS 115 requiring the recognition of unrealized gains and losses in certain of the investment securities portfolios, commencing in 1993, equity capital is defined as the total of the capital stock, surplus and retained earnings accounts, excluding the equity accounts relating to market valuation adjustments as defined in SFAS 115. The matching contributions may, at the election of each participant, be invested in any one or more of six equity and income accounts, one of which holds stock of the Corporation exclusively. All Corporation stock held by the trust is purchased by independent agents in open market transactions and voting power is exercised by the individual participants. Participant accounts are distributed to the individual participants upon termination of employment and may include Corporation stock. All participants are always 100% vested in their salary redirections and become 100% vested in Corporation contributions upon retirement, disability or in accordance with the schedule shown below.

             Years of Service                 401(k) Percentage Vested
             -----------------                ------------------------

             Less than 3 years                           0%
             3 years                                    20%
             4 years                                    40%
             5 years                                    60%
             6 years                                    80%
             7 years or more                           100%

     The contributions made to the Plan for 1997, 1996 and 1995 on behalf of Mr. Grant, Mr. Siebenmorgen, Mr. Weldy and Mr. Smith are shown in footnote 2 to the Summary Compensation Table of the Proxy Statement. During 1994, a Supplemental 401(k) Plan was adopted to offset benefit reductions for senior executive officers. This new plan did not create any new benefits and is used solely to offset required reductions in the 401(k) Plan. Contributions to the Supplemental 401(k) Plan may not be invested in

Corporation stock. The officers who participate in this Supplemental 401(k) Plan have no interest in the trust established under the plan, but are general creditors.

     Approved by the Lakeland Financial Corporation Compensation Committee as of December 31, 1997.


         L. Craig Fulmer                     Jerry L. Helvey, Chairman
         R. Douglas Grant                    George L. White


                            STOCK PRICE PERFORMANCE
                            -----------------------

     The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Lakeland Financial Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The graph below compares cumulative total return* of Lakeland Financial Corporation, the NASDAQ Market Index and a Peer Group Index.

    The following table was presented as a graph in the proxy material mailed to the shareholders.


                              Lakeland
                              Financial        Peer
            Date             Corporation       Group        NASDAQ
          --------           -----------    ---------     ---------

            1/1/93            $  100.00     $  100.00     $  100.00
          12/31/93               132.63        126.49        119.95
          12/31/94               179.26        131.94        125.94
          12/31/95               217.14        172.04        163.35
          12/31/96               323.58        208.39        202.99
          12/31/97               522.09        336.10        248.30












* Assumes $100 invested on January 1, 1993 and that all dividends were reinvested.

     The Peer Group selected for display in the above graph is all banks in the United States with total assets of less than one billion dollars whose equity securities were traded on an organized exchange for the last five (5) consecutive years.

                            DIRECTORS' COMPENSATION
                            -----------------------

     During 1997, directors who were not full time employees of the Corporation, or its subsidiaries, were paid an annual fee of $6,000.00 and an additional $275.00 for each meeting of the Board attended and $275.00 for each committee meeting attended. They are not eligible to participate in the 401(k) Plan or the Defined Benefit Plan. Inside directors (those who are full time employees of the Corporation or its subsidiaries) are not paid a director's fee. Directors are permitted to defer receipt of their director's fees and earn a rate of return based upon the Bank's six (6) month certificate of deposit rates. Effective January 1, 1997, this plan was broadened to add an option to permit the directors to earn a return based upon the performance of Corporation stock rather than the certificate of deposit rate. The Corporation may, but is not required to, fund the deferred fees into a trust which may hold Corporation stock. The plan is unqualified and the directors have no interest in the trust. The deferred fees and any earnings thereon are unsecured obligations of the Corporation. Any shares held in the trust are treated as treasury shares and may not be voted.


                          INDEBTEDNESS OF MANAGEMENT
                          --------------------------

     During 1997, the Bank had extended, and expects to continue to extend, loans to its directors and officers and to their related interests. Such loans were, and will continue to be, made only upon the same terms, conditions, interest rates, and collateral requirements as those prevailing at the same time for comparable loans extended from time to time to other, unrelated borrowers. Loans to directors and officers do not and will not involve greater risks of collectability, or present other unfavorable features, than loans to other borrowers.


                        INDEPENDENT PUBLIC ACCOUNTANTS
                        ------------------------------

     During 1997, Crowe, Chizek and Company, LLP again served as the Corporation's Independent Public Accountants. As of this date no determination has been made as to selection of Independent Public Accountants for 1998. As a matter of practice for the past several years, the Directors have not made a final decision on selection of Independent Public Accountants until after the completion of all audit services for the prior year. This includes portions of the Corporation's 10-K which is not completed as of the date of this proxy statement. A representative of Crowe, Chizek and Company, LLP is not expected to be present at the annual meeting of the Corporation.


                           PROPOSALS OF SHAREHOLDERS
                           -------------------------

     Any proposal which any shareholder may intend to present at the annual meeting to be held in 1999 must be received by the Corporation on or before the 16th day of November, 1998, if such proposal is to be included in the Proxy Statement and Form of Proxy pertaining to the 1999 Annual Meeting.


                                    GENERAL
                                    -------

     ON YOUR WRITTEN REQUEST ADDRESSED TO SECRETARY, LAKELAND FINANCIAL CORPORATION AT P.O. BOX 1387, WARSAW, INDIANA 46581-1387, A COPY OF LAKELAND FINANCIAL CORPORATION'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE PROVIDED WITHOUT CHARGE TO YOU.

     As of the date of this Proxy Statement, management knows of no matters to be brought before the annual meeting other than the matters outlined in this Proxy Statement. If, however, further business should properly be introduced by others, proxy holders will act in accordance with their own best judgment.


                                  R. Douglas Grant
                                  -------------------------------------------
                                  R. Douglas Grant, President

                                  APPENDIX A

                                 "EXHIBIT A"

           LAKELAND FINANCIAL CORPORATION 1997 SHARE INCENTIVE PLAN

     The Form S-8 relating to the registration of shares to be issued pursuant to the 1997 Share Incentive Plan, if approved by the shareholders, will be filed with the Securities and Exchange Commission on or before May 15, 1998.

     This page will not be included with the proxy materials mailed to shareholders, the following "EXHIBIT A" will be included in the mailing to shareholders.

                                  "EXHIBIT A"

           LAKELAND FINANCIAL CORPORATION 1997 SHARE INCENTIVE PLAN

                                   Section 1
                                   ---------
                                    General
                                    -------

1.1 EFFECTIVE DATE AND PURPOSE. Lakeland Financial Corporation, an Indiana corporation ("Lakeland"), has established the LAKELAND FINANCIAL CORPORATION 1997 QUALIFIED SHARE INCENTIVE PLAN (the "Plan") effective as of December 9, 1997 (the "Effective Date"), subject to approval of the Plan at the 1998 Annual Meeting of Lakeland shareholders by the holders of a majority of the shares of Lakeland entitled to vote at that meeting. The purpose of the Plan is to promote the long-term financial performance of Lakeland by (a) attracting and retaining executive and other key employees and directors of Lakeland and its Subsidiaries, as they may exist from time to time (as defined in subsection 2.1) who possess outstanding abilities with incentive compensation opportunities which are competitive with those of other major corporations; (b) motivating such employees and directors to further the long- range goals of Lakeland; and
     (c) furthering the identity of interests of participating employees, directors, and Lakeland shareholders through opportunities for increased employee ownership of Lakeland common shares.

1.2 PLAN ADMINISTRATION. The Plan shall be administered by the Committee (as described below). In addition to those rights, duties and powers vested in the Committee by other provisions of the Plan, the Committee shall have sole authority to:

     (a) interpret the provisions of the Plan;

     (b) adopt, amend and rescind rules and regulations for the administration of the Plan;

     (c) impose such limitations, restrictions and conditions upon grants and awards under the Plan as it shall deem appropriate; and

     (d) make all other determinations deemed by it to be necessary or advisable for the administration of the Plan;

     provided that the Committee shall exercise its authority in accordance with the provision of the Plan. The Committee may not exercise its authority at any time that it has fewer than two members. The Committee shall exercise its authority only by a majority vote of its members at a meeting or by a written consent without a meeting. Actions and interpretations of the Plan by the Committee shall be binding on participating employees and on Lakeland.

          At any date, the members of the Committee shall be those members of the Board of Directors of Lakeland who are Disinterested Persons, that is a director who is not, during the one (1) year preceding service on the Committee, or during such service, granted or awarded equity securities pursuant to the Plan or any other plan of Lakeland or a Subsidiary or other affiliate, except that:

          (x) participation in a Lakeland employee benefit plan that complies with Regulation Section 240.16b-3 shall not disqualify a director from being a Disinterested Person;

          (y) an election to receive a director's fee in either cash or securities, or partly in cash or partly in securities, shall not disqualify a director from being a Disinterested Person; and

          (z) participation in a plan shall not disqualify a director from being a Disinterested Person for purposes of administering another plan that does not permit participation by directors.

          From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members, and appoint new members in substitution, but in all events such new members shall be Disinterested Persons. Lakeland shall indemnify the members of the Committee for actions taken or not taken in their capacities as administrators of the Plan.

1.3 SHARES AVAILABLE. The sum of the number of common shares of Lakeland for which Incentive Share Options ("ISO" or "ISOs") and Non-Qualified Share Options ("NQSO" or "NQSOs") (both as defined in Section 3.1) may be granted may not exceed 300,000, subject to the adjustments described below. If all or a portion of an ISO or NQSO expires or is terminated without having been exercised in full, then the number of shares which are forfeited or not purchased shall again be available for purposes of making grants under this Plan. The common shares of Lakeland delivered pursuant to the Plan shall be authorized but unissued shares or reacquired shares held by Lakeland as treasury shares (including shares purchased in the open market). In the event of a merger, consolidation, reorganization, recapitalization, share dividend, share split or other similar change in the corporate structure or capitalization of Lakeland which affects the Lakeland common shares, appropriate adjustment, as determined by the Board of Directors of Lakeland (or its successor), shall be made with respect to the number and kinds of shares (or other securities) which may thereafter be awarded or be subject to options under the Plan. Agreements evidencing grants and awards under the Plan shall be subject to and shall provide for appropriate adjustments, as determined by the Board of Directors of Lakeland (or its successor) in the event of such changes in the corporate structure or capitalization of Lakeland occurring after the date of grant or award.

1.4 TERM, AMENDMENT AND TERMINATION OF PLAN. Grants and awards may not be made under the Plan after the earlier of [9 years and 364 days from the date listed above as the Effective Time], or the termination date of the Plan. The Committee may amend or terminate the Plan at any time except that, without the approval of the holders of a majority of Lakeland shares entitled to vote at a duly held meeting of such shareholders, the Committee may not:

     (a) increase the number of common shares which may be issued under the Plan, except as provided in subsection 1.3;

     (b) reduce the minimum option price under any share option, except as provided in subsection 1.3;

     (c) increase the maximum period during which ISOs and NQSOs may be exercised;

     (d)  extend the term of the Plan; or

     (e)  amend the standards for participation described in Section 2.

          In addition, the Committee may amend or modify any outstanding option in any manner to the extent that the Committee would have had the authority to initially grant such option as so modified or amended, including without limitation, to change the date or dates as of which an option becomes exercisable.

          Amendment or termination of the Plan shall not affect the validity of terms of any grant or award previously made to a Participant in any way which is adverse to the Participant without the consent of the Participant.

1.5 COMPLIANCE WITH APPLICABLE LAW. The Committee may postpone any exercise of an ISO or NQSO for such time as the Committee in its discretion may deem necessary in order to permit Lakeland (a) to effect or maintain registration of the Plan or common shares issuable pursuant to the Plan under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction; (b) to take any action necessary to comply with restrictions or regulations incident to the maintenance of a public market for Lakeland common shares; or (c) to determine that no action referred to in (a) or (b) above needs to be taken. Lakeland shall not be obligated to issue shares upon exercise of an ISO or an NQSO in violation of any law or regulation. Any such postponement shall not without action of the Committee extend the term of an ISO or NQSO. Neither Lakeland, nor its directors or officers, shall have any obligation or liability to any Participant (or successor in interest) because of the loss of rights under any grant or award under the Plan due to postponements pursuant to this subsection.

1.6. WITHHOLDING TAXES. Lakeland and its Subsidiaries shall have the right to require payment, in cash or in equivalent value in Lakeland common shares, from any person entitled to receive Lakeland common shares pursuant to the Plan of the amount of any tax required by law to be withheld with respect to that share.


                                   Section 2
                                   ---------
                              Plan Participation
                              ------------------

2.1 PARTICIPATION DESIGNATIONS. The Committee may, at any time, designate any person to be a Participant who is either (i) employed by Lakeland or a Subsidiary, or (ii) a member of the Board of Directors of Lakeland. For purposes of the Plan, the term "Subsidiary" means any corporation of which, at any date, Lakeland owns directly, or indirectly through an unbroken chain of subsidiary corporations, shares possessing 50 percent or more of the total combined voting power of all classes of shares of that corporation.

2.2 PARTICIPATION IS NOT A CONTRACT OF EMPLOYMENT. The Plan does not constitute a contract of employment. Participating in the Plan does not give any employee the right to be retained in the employ of Lakeland or a Subsidiary and does not limit in any way the right of Lakeland or a Subsidiary to change the duties or responsibilities of any employee.


                                   Section 3
                                   ---------
                                 Share Options
                                 -------------

3.1 GRANTEES. The Committee may, at any time, designate a Participant to receive an ISO or NQSO whether or not the Participant has previously received a grant under the Plan. For purposes of the Plan, the terms "ISO" or "Incentive Share Option" mean an option to purchase Lakeland common shares which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and the terms "NQSO" or "Non-Qualified Share Option" means an option to purchase Lakeland common shares which is not an Incentive Share Option. Each ISO and NQSO granted under the Plan shall be evidenced by a written agreement between the Participant and Lakeland in a form approved by the Committee. The provisions of each agreement shall be determined by the Committee in accordance with the provisions of the Plan. A Participant shall not have any rights of a shareholder of Lakeland common shares with respect to shares subject to an ISO or NQSO until such shares are purchased upon exercise of the option.

3.2 NUMBER OF SHARES OPTIONED AND OPTION PRICE. The Committee shall, subject to the limitations of subsection 1.3 and this Section 3, determine the number of Lakeland common shares which may be purchased and the option price of each share on exercise of each ISO and NQSO granted under the Plan. Non-employee members of the Board of Directors of Lakeland shall be eligible only to receive NQSOs. The amount of the aggregate Fair Market Value of shares with respect to ISOs that are exercisable for the first time by any Participant during any calendar year shall not exceed $100,000; to the extent they do, they shall be treated as NQSOs. The foregoing limitation shall be applied by taking options into account in the order in which they were granted. In the event and to the extent limits on the maximum number of shares for which ISOs may be granted under Code Section 422(b) shall be increased, the maximum number of shares or amount for which ISOs may be granted under this Plan and other plans shall be similarly increased. The option price of each share under an ISO or NQSO shall not be less than 100 percent of the Fair Market Value of a common share of Lakeland on the date the option is granted. For purposes of the Plan, the term "Fair Market Value" means the closing price of a Lakeland common share, as reported by the National Association of Securities Dealers Automated Quotations system on the day preceding the date of grant, or, in the event the share was not traded on such date, on the first date that the share was so traded which next precedes the date as of which the determination is being made. Provided, however, if a Participant, at the time

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

     an option is granted, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of Lakeland, or any subsidiary corporations, as the case may be, then the option price of an ISO shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Lakeland common share on the date the option is granted. For purposes of applying this rule, the rules of Code Section 424(d) relating to attribution of share ownership shall apply in determining share ownership of the Participant, and shares that the Participant may purchase under other outstanding options shall not be treated as shares owned by the Participant.

3.3 EXERCISE OF ISOS AND PAYMENTS. Each ISO and NQSO shall become exercisable in full at such time, or in such portions at such times, as the Committee determines, subject to the following provisions of this subsection 3.3. Each grant shall vest and may be exercised in the time period set forth in the terms of the grant, except as provided in Section 3.4. During any period that an ISO or NQSO is exercisable, it may be exercised by delivering a written notice to Lakeland at its principal office by registered or certified mail stating the number of shares with respect to which the ISO is being exercised and specifying a date not less than five
     (5) nor more than 15 days after the receipt of such notice on which the shares will be taken up and payment made therefore. Payment may be made in (a) cash, or (b) in the event the Committee shall so authorize such an exchange, in Lakeland common shares with an aggregate Fair Market Value as of the closing of trading on the trading day immediately preceding the date of exercise equal to the purchase price, or in any combination of cash and, if authorized by the Committee, such shares, or (c) in options to purchase Lakeland common shares with an aggregate Fair Market Value as of the close of trading on the trading day immediately preceding the date of exercise equal to the purchase price. Once an ISO or NQSO is exercised, those shares acquired pursuant to that ISO must be held for a period of at least one (1) year before there may be a disposition.

3.4 TERMINATION OF ISOS. Each ISO and NQSO shall terminate and not be exercisable after the date determined by the Committee, on the earlier of
     (a) the tenth (10th) anniversary of the date that the option was granted;
     (b) the date upon which the Participant's employment with Lakeland and all Subsidiaries terminates for reasons other than described in (c) or
     (d) next following; (c) the first anniversary of the date the Participant's employment with Lakeland and all Subsidiaries terminates on account of death or Disability (as defined in Section 22(e)(3) of the Code); or (d) the first anniversary of the Participant's retirement, or such later date as may be approved by the Committee, from employment by Lakeland or a Subsidiary. Provided, in the event the Participant owns greater than ten percent (10%) of the common shares of Lakeland at the time an option is granted, the termination date described in (a), above, shall be modified in respect of such option granted at or after such time to read the fifth (5th) anniversary of the date that the option was granted.

3.5 TRANSFERABILITY. No ISO or NQSO granted to a Participant may be transferred by the Participant except by will or the laws of descent and distribution, and, except as respects exercise within the period described at Section 3.4(d), above, may be exercisable during the Participant's lifetime only by the Participant.

3.6 CHANGE IN CONTROL. Notwithstanding anything to the contrary contained herein, any option granted pursuant to the Plan that has been held by a Participant for a period of at least two (2) years or by a transferee for a period of at least one (1) year shall, in the case of a change in control ("Change in Control"), as hereinafter defined, become fully exercisable as to all shares, irrespective of any restrictions on vesting or staged exercisabililty of such options, from and after the date of such Change in Control and shall, subject to the expiration provisions of
     Section 3.4(a), above, remain exercisable for a period of three (3) months following the employee's termination of employment with Lakeland or any Subsidiary, if said termination occurs within one (1) year after the date of the Change in Control.

     The term "Change in Control" shall mean a Change in Control of a nature such that (1) it would be required to be reported by a person or entity subject to the reporting requirements of Section 14(a) of the Securities Exchange Act of 1934 in response to Schedule 14A of Regulation 14A, or successor provisions thereto, as in effect on the date hereof, (2) a "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), is or becomes the "beneficial owner" (as defined in Rule 13d-3 issued under the Securities Exchange
     Act), directly or indirectly, of
     securities of Lakeland, representing in excess of thirty percent (30%) of the voting securities of Lakeland then outstanding, followed by the election by said person or group of one or more representatives to the Board of Directors of Lakeland; (3) a person or group, as hereinabove defined, is or becomes the beneficial owner, directly or indirectly, of securities of Lakeland, representing in excess of fifty percent (50%) of the voting securities of Lakeland then outstanding, whether or not followed by the election by said person or group of one or more representatives to the Board of Directors of Lakeland; or (4) any other event, including but not limited to those set forth in paragraphs (1) through (3) above, which shall have the effect of placing control of the business and affairs of Lakeland in a person or group as hereinabove defined, other than or different from the present shareholders of Lakeland.


                                  LAKELAND FINANCIAL CORPORATION


                                  By ----------------------------------------
                                     R. Douglas Grant, President

                                  APPENDIX B

                                 FORM OF PROXY

                        LAKELAND FINANCIAL CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints R. Douglas Grant and Terry M. White proxies with full power of substitution to vote all Common Stock of Lakeland Financial Corporation held of record by the undersigned on February 23, 1998, at the annual meeting of shareholders on April 14, 1998, or any adjournment thereof.

  1. Election of Directors for all nominees listed below:           [ ]

     Withhold authority to vote for all nominees listed below:      [ ]
     Anna K. Duffin, L. Craig Fulmer, Joseph P. Prout, Terry L.
     Tucker Instruction: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.

     ---------------------------------------------------------

  2. Directors' proposal to increase capital stock          [ ]For  [ ]Against
  3. Directors' proposal to delete Director's residency
     requirement from Articles of Incorporation             [ ]For  [ ]Against
  4. Directors' proposal to delete super-majority voting
     from Articles of Incorporation                         [ ]For  [ ]Against
  5. Directors' proposal to add consideration of community
     factors to Articles of Incorporation                   [ ]For  [ ]Against
  6. Directors' proposal to approve Lakeland Financial
     Corporation 1997 Share Incentive Plan                  [ ]For  [ ]Against
  7. In their discretion the proxies are authorized to vote
     upon such other business as may properly come before
     the meeting                                            [ ]For  [ ]Against




Unless otherwise specified, the proxies are appointed to vote for the proposals. This proxy when properly executed will be voted in the manner directed by the undersigned shareholder(s).

---------------------------  ---------------------------  DATED         , 1998
 Signature of shareholder     Signature of shareholder         ---------



     Please sign exactly as your name is printed hereon. When signing as attorney, executor, administrator, personal representative, trustee or guardian, please give full title.
                                              If a corporation, please sign in
                                              full corporate name by authorized
                                              office. If a partnership, please
                                              sign in partnership name by
                                              authorized person. Please mark,
                                              sign, date and return promptly in
                                              the enclosed envelope.